UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 18, 2007
Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

205, 707– 7th Avenue S.W. Calgary, Alberta, Canada		T2P 3H6

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (403) 263-1623
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.
     Oilsands Quest, Inc. (the “Corporation”) entered into an underwriting agreement (the “Underwriting Agreement”) dated November 21, 2007 with a syndicate of underwriters consisting of TD Securities Inc., CIBC World Markets Inc., Desjardins Securities Inc., Genuity Capital Markets, Canaccord Capital Corporation, Lehman Brothers Canada Inc., Blackmont Capital Inc. (the “Underwriters”). The Underwriting Agreement relates to units (the “Units”) of the Corporation and common shares in the Corporation to be issued as “flow-through shares” pursuant to the Income Tax Act (Canada) (the “Flow-Through Shares” and together with the Units, the “Offered Securities”). Each Unit shall be comprised of one common share in the capital of the Corporation (the “Common Shares”) and one-half of one Common Share purchase warrant (the “Warrants”). Each whole Warrant entitles the holder thereof to purchase one Common Share at a price of US$6.75 at any time during the two-year period beginning on the Offering Closing Date. In the Underwriting Agreement, the Corporation has agreed to sell an aggregate of 11,000,000 Units to the Underwriters, and the Underwriters have agreed to purchase from the Corporation, as principals, such Units on the Offering Closing Date. The price per Unit is $5.00, with an aggregate purchase price for all the Units of $55,000,000. The Underwriting Agreement provides that the Corporation will pay the Underwriters a fee of 5% per Unit issued and Flow-Through Share issued and sold by the Corporation. The aggregate fee payable by the Corporation to the Underwriters is US$2,750,000 on the Units, plus C$802,100 on the Flow-Through Shares, in consideration of their services in connection with the Offering.
     Pursuant and subject to the terms and conditions of the Underwriting Agreement, the Underwriters have also agreed to act as, and the Corporation has appointed the Underwriters, as the sole and exclusive agents of the Corporation, to offer the Flow-Through Shares for sale on the Offering Closing Date at the price per Flow-Through Share of Cdn $6.17, being an aggregate purchase price of Cdn$16,042,000, provided that if less than 2,600,000 Flow-Through Shares are sold by the Underwriters as agents, the Underwriters agree to purchase from the Corporation on the Closing Date their respective percentages of Flow-Through Shares that, together with such shares sold by the Underwriters as agents, aggregate 2,600,000 Flow-Through Shares.
     The Corporation has granted to the Underwriters the Over-Allotment Option exercisable at any time until 30 days following the Offering Closing Date to purchase up to an additional 15% of the Units as well as the Common Shares and Warrants comprising the Units at a price of US$5.00 per Unit, US$4.72 per Common Share and US$0.56 per Warrant. The offering price of the Units and the Flow-Through Shares and the terms of the Offering were established through negotiations between the Corporation and the Underwriters.
     The obligations of the Underwriters under the Underwriting Agreement are subject to certain conditions precedent, including the absence of any material adverse change in the Corporation’s business and the receipt of certain opinions, letters and certificates from the Corporation’s counsel, the Corporation’s independent auditors and the Corporation. Additionally, the obligations of the Underwriters under the Underwriting Agreement may be terminated at its discretion upon the occurrence of certain stated events. The Underwriting Agreement also provides that the Corporation will indemnify the Underwriters and their directors, officers, affiliates, agents and employees against certain liabilities and expenses. The Corporation has also agreed to contribute to payments the Underwriters may be required to make in respect of such liabilities.
     Subscriptions for Units and Flow-Through Shares will be received subject to rejection or allotment in whole or in part, and the right is reserved to close the subscription books at any time without notice.
     This Offering is being made concurrently in the United States and in all the provinces of Canada (other than Québec) pursuant to the multi-jurisdictional disclosure system implemented by securities regulatory authorities in Canada. The Units will be offered in Canada and the United States through the Underwriter either directly or, if applicable, through their respective Canadian or United States registered broker-dealer affiliates. The Flow-Through Shares are only being offered in Canada (other than in the province of Québec) and will not be offered in the United States.
     The Corporation has agreed to certain lock-up provisions with regard to future sales of its Common Shares for a period of 90 days after the closing of the Offering as set forth in the Underwriting Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.
The following amended Section 6.5 of the Company’s Bylaws was adopted effective November 18, 2007. The purpose of the amendment was to permit book entry transfer of shares in accordance with transfer agent guidelines.
     Section 6.5 Transfer of Shares. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation, if a physical certificate has been issued, by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made via book entry in accordance with any guidelines established by its transfer agent or in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any shares as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.
Item 8.01 Other Events
     On November 21, 2007 Oilsands Quest Inc. issued a press release. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
1.1	Underwriting Agreement dated November 21, 2007.

99.1	Press Release dated November 21, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc. (Registrant)
Date: November 21, 2007	/s/ Karim Hirji
	Name:	Karim Hirji
	Title:	Chief Financial Officer

EXHIBIT INDEX
1.1	Underwriting Agreement dated November 21, 2007.

99.1	Press Release dated November 21, 2007.